ENERGY TRANSFER EQUITY
REPORTS SECOND QUARTER RESULTS

Dallas - August 7, 2013 - Energy Transfer Equity, L.P. (NYSE:ETE) today reported financial results for the quarter ended June 30, 2013.
Distributable Cash Flow, as adjusted, for the three months ended June 30, 2013 was $180 million as compared to $158 million for the three months ended June 30, 2012, an increase of $22 million. ETE’s net income attributable to partners was $127 million for the three months ended June 30, 2013, as compared to $54 million for the three months ended June 30, 2012, an increase of $73 million.
Distributable Cash Flow, as adjusted, for the six months ended June 30, 2013 was $358 million as compared to $287 million for the three months ended June 30, 2012, an increase of $71 million. ETE’s net income attributable to partners was $217 million for the three months ended June 30, 2013, as compared to $220 million for the three months ended June 30, 2012, a decrease of $3 million.
The Partnership’s key accomplishments during the quarter include the following:

•
On April 30, 2013, ETE contributed its 60% interest in ETP Holdco Corporation (“Holdco”) to Energy Transfer Partners, L.P. (“ETP”) for approximately 49.5 million ETP common units and $1.4 billion in cash, less $68 million of estimated closing adjustments. ETE used a portion of the proceeds to repay borrowings of $1.10 billion on its Senior Secured Term Loan Agreement.

•
On April 30, 2013, Southern Union Company (“Southern Union”) contributed to Regency Energy Partners LP (“Regency”) all of the issued and outstanding membership interest in Southern Union Gathering Company, LLC, and its subsidiaries.

•
On May 6, 2013, the Partnership's subsidiaries, Sunoco Logistics Partners L.P. and Lone Star NGL LLC, announced that long-term, fee-based agreements have been executed with an anchor tenant to move forward with a liquefied petroleum gas (“LPG”) export/import project.

•
On April 1, 2013, ETE redeemed of all of its outstanding Series A Convertible Preferred Units from Regency GP Acquirer L.P. for cash consideration of $340 million, including a redemption premium of $40 million, plus accrued interest.

The Partnership has scheduled a conference call for 8:30 a.m. Central Time, Thursday, August 8, 2013 to discuss its second quarter 2013 results. The conference call will be broadcast live via an internet web cast, which can be accessed through www.energytransfer.com and will also be available for replay on the Partnership’s website for a limited time.
The Partnership’s principal sources of cash flow are derived from distributions related to its direct and indirect investments in the limited and general partner interests in ETP and Regency, including 100% of ETP’s and Regency’s incentive distribution rights, approximately 99.7 million of ETP’s common units and approximately 26.3 million of Regency’s common units. The Partnership’s primary cash requirements are for general and administrative expenses, debt service requirements and distributions to its partners.
Use of Non-GAAP Financial Measures

This press release and accompanying schedules include the non-generally accepted accounting principle (“non-GAAP”) financial measures of Distributable Cash Flow. The accompanying schedules provide a reconciliation of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with GAAP. The Partnership’s Distributable Cash Flow should not be considered as an alternative to GAAP financial measures such as net income, cash flow from operating activities or any other GAAP measure of liquidity or financial performance.

Distributable Cash Flow. The Partnership defines Distributable Cash Flow for a period as cash distributions expected to be received from ETP and Regency in respect of such period in connection with the Partnership’s investments in limited and general partner interests of ETP and Regency, net of the Partnership’s cash expenditures for general and administrative costs and interest expense. The Partnership’s definition of Distributable Cash Flow also includes distributable cash flow related to Southern Union for the period from March 26, 2012 (Southern Union acquisition date) until Southern Union was contributed to Holdco on October 5, 2012. From October 5, 2012 until ETE’s 60% interest in Holdco was contributed to ETP on April 30, 2013, Distributable Cash Flow reflects dividends expected to be received from Holdco. The Partnership defines distributable cash flow for Southern Union as net income, adjusted for certain non-cash items, less maintenance capital expenditures. Non-cash items include depreciation and amortization, deferred income taxes, non-cash compensation expense, gains and losses on disposals of assets, the allowance for equity funds used during construction, and non-cash impairment charges.

Distributable Cash Flow is a significant liquidity measure used by the Partnership’s senior management to compare net cash flows generated by the Partnership to the distributions the Partnership expects to pay its unitholders. Using this measure, the Partnership’s management can compute the coverage ratio of estimated cash flows for a period to planned cash distributions for such period.

Distributable Cash Flow is also an important non-GAAP financial measure for our limited partners since it indicates to investors whether the Partnership’s investments are generating cash flows at a level that can sustain or support an increase in quarterly cash distribution levels. Financial measures such as Distributable Cash Flow are quantitative standards used by the investment community with respect to publicly traded partnerships because the value of a partnership unit is in part measured by its yield (which in turn is based on the amount of cash distributions a partnership can pay to a unitholder). The GAAP measure most directly comparable to Distributable Cash Flow is net income for ETE on a stand-alone basis (“Parent Company”). The accompanying analysis of Distributable Cash Flow is presented for the three and six months ended June 30, 2013 and 2012 for comparative purposes.

Distributable Cash Flow, as adjusted. The Partnership defines Distributable Cash Flow, as adjusted, for a period as cash distributions expected to be received from ETP and Regency in respect of such period in connection with the Partnership’s investments in limited and general partner interests of ETP and Regency, plus the distributable cash flow related to Southern Union (as described in the definition of Distributable Cash Flow above), dividends expected to be received from Holdco (as described in the definition of Distributable Cash Flow above), net of the Partnership’s cash expenditures for general and administrative costs and interest expense, excluding certain items, such as transaction-related expenses. Due to the cash expenses that were incurred during the three and six months ended June 30, 2013 and 2012 in connection with the Partnership’s merger and acquisition activities and other transactions, Distributable Cash Flow, as adjusted, for the three and six months ended June 30, 2013 and 2012 is a significant liquidity measure used by the Partnership’s senior management to compare net cash flows generated by the Partnership to the distributions the Partnership expects to pay its unitholders. Using this measure, the Partnership’s management can compute the coverage ratio of estimated cash flows for a period to planned cash distributions for such period. The GAAP measure most directly comparable to Distributable Cash Flow, as adjusted, is net income for the Parent Company on a stand-alone basis. The accompanying analysis of Distributable Cash Flow, as adjusted, is presented for the three and six months ended June 30, 2013 and 2012 for comparative purposes.

Energy Transfer Equity, L.P. (NYSE:ETE) is a master limited partnership which owns the general partner and 100% of the incentive distribution rights (IDRs) of Energy Transfer Partners, L.P. (NYSE:ETP) and approximately 99.7 million ETP common units; and owns the general partner and 100% of the IDRs of Regency Energy Partners LP (NYSE:RGP) and approximately 26.3 million RGP common units. The Energy Transfer family of companies owns more than 71,000 miles of natural gas, natural gas liquids, refined products, and crude oil pipelines. For more information, visit the Energy Transfer Equity, L.P. web site at www.energytransfer.com.

Energy Transfer Partners, L.P. (NYSE:ETP) is a master limited partnership which owns and operates one of the largest and most diversified portfolios of energy assets in the United States. ETP currently has natural gas operations that include approximately 47,000 miles of gathering and transportation pipelines, treating and processing assets, and storage facilities. ETP owns 100% of ETP Holdco Corporation, which owns Southern Union Company and Sunoco, Inc. and a 70% interest in Lone Star NGL, LLC, a joint venture that owns and operates natural gas liquids storage, fractionation and transportation assets. ETP also owns general partner, 100% of the incentive distribution rights, and approximately 33.5 million common units in Sunoco Logistics Partners L.P. (NYSE: SXL), which operates a geographically diverse portfolio of crude oil and refined products pipelines, terminalling and crude oil acquisition and marketing assets. ETP owns 100% of ETP Holdco Corporation, which owns Southern Union Company and Sunoco, Inc. ETP’s general partner is owned by ETE. For more information, visit the Energy Transfer Partners, L.P. web site at www.energytransfer.com.

Regency Energy Partners LP (NYSE: RGP) is a growth-oriented, midstream energy partnership engaged in the gathering and processing, contract compression, treating and transportation of natural gas and the transportation, fractionation and storage of natural gas liquids. RGP also owns a 30% interest in Lone Star NGL LLC, a joint venture that owns and operates natural gas liquids storage, fractionation, and transportation assets. Regency’s general partner is owned by Energy Transfer Equity, L.P. (NYSE:ETE). For more information, visit the Regency Energy Partners LP web site at www.regencyenergy.com.

Sunoco Logistics Partners L.P. (NYSE:SXL), headquartered in Philadelphia, is a master limited partnership that owns and operates a logistics business consisting of a geographically diverse portfolio of complementary crude oil & refined product pipeline, terminalling, and acquisition & marketing assets. SXL’s general partner is owned by Energy Transfer Partners, L.P. (NYSE: ETP). For more information, visit the Sunoco Logistics Partners L.P. web site at www.sunocologistics.com.

Contacts
Investor Relations:             Media Relations:
Energy Transfer             Vicki Granado
Brent Ratliff                Granado Communications Group
214-981-0700 (office)            214-599-8785 (office)
214-498-9272 (cell)

-more-

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(unaudited)

	June 30, 2013	December 31, 2012
ASSETS

CURRENT ASSETS	$6,153	$5,597

PROPERTY, PLANT AND EQUIPMENT, net	29,187	28,284

NON-CURRENT ASSETS HELD FOR SALE	1,000	985
ADVANCES TO AND INVESTMENTS IN UNCONSOLIDATED AFFILIATES	4,640	4,737
NON-CURRENT PRICE RISK MANAGEMENT ASSETS	24	43
GOODWILL	6,372	6,434
INTANGIBLES ASSETS, net	2,221	2,291
OTHER NON-CURRENT ASSETS, net	546	533
Total assets	$50,143	$48,904

LIABILITIES AND EQUITY

CURRENT LIABILITIES	$6,125	$5,845

NON-CURRENT LIABILITIES HELD FOR SALE	140	142
LONG-TERM DEBT, less current maturities	21,860	21,440
DEFERRED INCOME TAXES	3,861	3,566
NON-CURRENT PRICE RISK MANAGEMENT LIABILITIES	135	162
SERIES A CONVERTIBLE PREFERRED UNITS	—	331
OTHER NON-CURRENT LIABILITIES	849	995

COMMITMENTS AND CONTINGENCIES

PREFERRED UNITS OF SUBSIDIARY	73	73

EQUITY:
Total partners’ capital	1,481	2,113
Noncontrolling interest	15,619	14,237
Total equity	17,100	16,350
Total liabilities and equity	$50,143	$48,904

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per unit data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
REVENUES	$12,063	$1,877	$23,242	$3,547
COSTS AND EXPENSES:
Cost of products sold	10,565	962	20,372	1,977
Operating expenses	375	236	724	406
Depreciation and amortization	318	206	630	360
Selling, general and administrative	161	108	341	255
Total costs and expenses	11,419	1,512	22,067	2,998
OPERATING INCOME	644	365	1,175	549
OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(305)	(282)	(615)	(495)
Bridge loan related fees	—	—	—	(62)
Equity in earnings of unconsolidated affiliates	54	22	144	97
Gain on deconsolidation of Propane Business	—	1	—	1,057
Loss on extinguishment of debt	(7)	(8)	(7)	(123)
Gains (losses) on interest rate derivatives	46	(44)	52	(17)
Other, net	(14)	19	(33)	31
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX EXPENSE	418	73	716	1,037
Income tax expense from continuing operations	89	5	87	7
INCOME FROM CONTINUING OPERATIONS	329	68	629	1,030
Income from discontinued operations	9	7	31	6
NET INCOME	338	75	660	1,036
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	211	21	443	816
NET INCOME ATTRIBUTABLE TO PARTNERS	127	54	217	220
GENERAL PARTNER’S INTEREST IN NET INCOME	—	—	—	1
LIMITED PARTNERS’ INTEREST IN NET INCOME	$127	$54	$217	$219
INCOME FROM CONTINUING OPERATIONS PER LIMITED PARTNER UNIT:
Basic	$0.44	$0.18	$0.72	$0.85
Diluted	$0.44	$0.18	$0.72	$0.84
NET INCOME PER LIMITED PARTNER UNIT:
Basic	$0.45	$0.19	$0.77	$0.87
Diluted	$0.45	$0.19	$0.77	$0.86
WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING:
Basic and diluted	280.5	280.0	280.2	253.3

ENERGY TRANSFER EQUITY, L.P.
DISTRIBUTABLE CASH FLOW
(Tabular dollar amounts in millions)
(unaudited)
The following table presents the calculation and reconciliation of Distributable Cash Flow and Distributable Cash Flow, as adjusted, of Energy Transfer Equity, L.P.

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Cash distributions from ETP associated with: (1)
Limited partner interest	$89	$45	$178	$90
General partner interest	5	5	10	10
Incentive distribution rights	183	121	363	234
IDR relinquishments	(55)	(14)	(86)	(28)
Distributions credited to Holdco consideration (2)	—	—	(68)	—
Total cash distributions from ETP	222	157	397	306
Cash distributions from Regency associated with: (3)
Limited partner interest	12	12	24	24
General partner interest	1	1	2	3
Incentive distribution rights	3	2	5	4
IDR relinquishment	(1)	—	(1)	—
Total cash distributions from Regency	15	15	30	31

Cash distributions from Holdco	—	—	50	—
Total cash distributions from ETP, Regency and Holdco	237	172	477	337
Distributable cash flow attributable to Southern Union (including acquisition-related expenses) from March 26, 2012 through June 30, 2012 (4)	—	52	—	6
Deduct expenses of the Parent Company on a stand-alone basis:
Selling, general and administrative expenses, excluding non-cash compensation expense	(24)	(10)	(30)	(42)
Interest expense, net of amortization of financing costs, interest income, and realized gains and losses on interest rate swaps	(48)	(66)	(106)	(108)
Bridge financing costs	—	—	—	(62)
Distributable Cash Flow	165	148	341	131
Transaction-related expenses (5)	15	10	17	156
Distributable Cash Flow, as adjusted	$180	$158	$358	$287

Cash distributions to be paid to the partners of ETE:
Distributions to be paid to limited partners	$184	$175	$365	$350
Distributions to be paid to general partner	—	—	1	1
Total cash distributions to be paid to the partners of ETE (6)	$184	$175	$366	$351

Distribution coverage ratio (7)	0.98x	0.90x	0.98x	0.82x

Reconciliation of Non-GAAP “Distributable Cash Flow” and “Distributable Cash Flow, as adjusted” to GAAP “Net income”:
Net income attributable to partners	$127	$54	$217	$220
Equity in income related to investments in ETP, Regency and Holdco	(198)	(116)	(366)	(461)
Total cash distributions from ETP, Regency and Holdco	237	172	477	337
Amortization included in interest expense (excluding ETP and Regency)	4	5	9	5
Fair value adjustment of ETE Preferred Units	—	(7)	9	(3)
Other non-cash (excluding ETP, Regency and Holdco)	(5)	40	(5)	33
Distributable Cash Flow	165	148	341	131
Transaction-related expenses (5)	15	10	17	156
Distributable Cash Flow, as adjusted	$180	$158	$358	$287

(1)
For the three months ended June 30, 2013, cash distributions expected to be received from ETP consist of cash distributions in respect of the quarter ended June 30, 2013 payable on August 14, 2013 to holders of record on August 5, 2013. For the three months ended June 30, 2012, cash distributions received from ETP consist of cash distributions paid on August 16, 2012 in respect of the quarter ended June 30, 2012.

For the six months ended June 30, 2013, cash distributions received or expected to be received from ETP consist of cash distributions paid on May 15, 2013 in respect of the quarter ended March 31, 2013 and cash distributions payable on August 14, 2013 to holders of record on August 5, 2013 in respect of the quarter ended June 30, 2013. For the six months ended June 30, 2012, cash distributions received or expected to be received from ETP consist of cash distributions paid on May 15, 2012 in respect of the quarter ended March 31, 2012 and cash distributions paid on August 14, 2012 in respect of the quarter ended June 30, 2012.

(2)
For the six months ended June 30, 2013, cash distributions paid by ETP exclude distributions paid in respect of the quarter ended March 31, 2013 on 49.5 million ETP common units issued to ETE as a portion of the consideration for ETP's acquisition of ETE's interest in Holdco on April 30, 2013. These newly acquired ETP common units received cash distributions on May 15, 2013; however, such distributions were reduced from the total cash portion of the consideration paid to ETE in connection with the April 30, 2013 Holdco transaction pursuant to the contribution agreement.

(3)
For the three months ended June 30, 2013, cash distributions expected to be received from Regency consist of cash distributions in respect of the quarter ended June 30, 2013 payable on August 14, 2013 to holders of record on August 5, 2013. For the three months ended June 30, 2012, cash distributions received from Regency consist of cash distributions paid on August 14, 2012 in respect of the quarter ended June 30, 2012.

For the six months ended June 30, 2013, cash distributions received or expected to be received from Regency consist of cash distributions paid on May 15, 2013 in respect of the quarter ended March 31, 2013 and cash distributions payable on August 14, 2013 to holders of record on August 5, 2013 in respect of the quarter ended June 30, 2013. For the six months ended June 30, 2012, cash distributions received or expected to be received from Regency consist of cash distributions paid on May 14, 2012 in respect of the quarter ended March 31, 2012 and cash distributions paid on August 14, 2012 in respect of the quarter ended June 30, 2012.

(4)	Distributable cash flow attributable to Southern Union was calculated as follows:

	Three Months Ended June 30, 2012	Period from Acquisition (March 26, 2012) to June 30, 2012
Net income (loss)	$12	$(27)
Amortization of finance costs charged to interest	(9)	(9)
Depreciation and amortization	74	79
Deferred income taxes	10	(2)
Non-cash equity-based compensation, accretion expense and amortization of regulatory assets	5	5
Other, net	8	8
Maintenance capital expenditures	(48)	(48)
Distributable cash flow attributable to Southern Union	52	6
Acquisition-related expenses recognized by Southern Union	2	55
Distributable cash flow, as adjusted, attributable to Southern Union	$54	$61
Distributable cash flow attributable to Southern Union reflected above includes change in control payments of $70 million, offset by benefit plan curtailment gains of $15 million. The net amount of $55 million was added back to calculate ETE’s Distributable Cash Flow, as adjusted.

(5)
Transaction-related expenses for the six months ended June 30, 2012 related to ETE’s acquisition of Southern Union consisted of $62 million bridge financing costs, $38 million of selling, general and administrative expenses incurred by ETE and $55 million of merger-related expenses that were incurred directly by Southern Union.

(6)
For the three months ended June 30, 2013, cash distributions expected to be paid by ETE consist of cash distributions in respect of the quarter ended June 30, 2013 payable on August 19, 2013 to holders of record on August 5, 2013. For the three months ended June 30, 2012, cash distributions paid by ETE consist of cash distributions paid on August 17, 2012 in respect of the quarter ended June 30, 2012.
For the six months ended June 30, 2013, cash distributions paid or to be paid by ETE consist of cash distributions paid on May 17, 2013 in respect of the quarter ended March 31, 2013 and cash distributions payable on August 19, 2013 to holders of record on August 5, 2013 in respect of the quarter ended June 30, 2013. For the six months ended June 30, 2012, cash distributions received or expected to be received from Regency consist of cash distributions paid on May 18, 2012 in respect of the quarter ended March 31, 2012 and cash distributions paid on August 17, 2012 in respect of the quarter ended June 30, 2012.

(7)	Distribution coverage ratio is calculated as Distributable Cash Flow, as adjusted, divided by total cash distributions to be paid to the partners of ETE.